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                                      EXHIBIT 24
                                  OWENS-ILLINOIS, INC.
                                   POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints David G. Van Hooser, James W. Baehren, or either of them, individually, as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 1999 Annual Report on Form 10-K of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Signature                     Title                                 Date
---------                     -----                               --------
Joseph H. Lemieux             Chairman of the Board of             3/30/00
-------------------------     Directors and Chief Executive       --------
Joseph H. Lemieux             Officer (Principal Executive
                              Officer); Director

Thomas L. Young               Executive Vice President,            3/30/00
-------------------------     Administration and General          --------
Thomas L. Young               Counsel; Director


Robert J. Lanigan             Chairman Emeritus of                 3/30/00
-------------------------     the Board of Directors;             --------
Robert J. Lanigan             Director

Robert J. Dineen              Director                             3/30/00
-------------------------                                         --------
Robert J. Dineen

Edward A. Gilhuly             Director                             3/30/00
-------------------------                                         --------
Edward A. Gilhuly

James H. Greene, Jr.          Director                             3/30/00
-------------------------                                         --------
James H. Greene, Jr.


                                      E-9
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Signature                     Title                                Date
---------                     -----                              --------
Henry R. Kravis               Director                            3/30/00
-------------------------                                        --------
Henry R. Kravis

John J. McMackin, Jr.         Director                            3/30/00
-------------------------                                        --------
John J. McMackin, Jr.

Michael W. Michelson          Director                            3/30/00
-------------------------                                        --------
Michael W. Michelson

George R. Roberts             Director                            3/30/00
-------------------------                                        --------
George R. Roberts

David G. Van Hooser           Senior Vice President and           3/30/00
-------------------------     Chief Financial Officer            --------
David G. Van Hooser           (Principal Financial Officer)

Edward C. White               Controller (Principal               3/30/00
-------------------------     Accounting Officer)                --------
Edward C. White




























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